                            NETWORK APPLIANCE, INC.
                           2770 SAN TOMAS EXPRESSWAY
                             SANTA CLARA, CA 95051

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Network Appliance, Inc. (the "Company") which will be held on September 25, 1997, at 1:00 p.m., local time, at the Company's headquarters, 2770 San Tomas Expressway, Santa Clara, California 95051.

     At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect six directors of the Company, (ii) to ratify the appointment of Deloitte and Touche LLP as independent accountants of the Company for the fiscal year ending April 30, 1998 and (iii) to approve a series of amendments to the Company's 1995 Stock Incentive Plan, including a 1,600,000 share increase in the maximum number of shares of common stock authorized for issuance under the plan.

     The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

     After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company's 1997 Annual Report has been mailed concurrently herewith to all shareholders entitled to notice of and to vote at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                          Sincerely yours,

                                          Daniel J. Warmenhoven
                                          President and Chief Executive Officer

Santa Clara, California
August 11, 1997

                                   IMPORTANT

PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                            NETWORK APPLIANCE, INC.
                           2770 SAN TOMAS EXPRESSWAY
                             SANTA CLARA, CA 95051

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 25, 1997

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Network Appliance, Inc., a California corporation (the "Company"), to be held on September 25, 1997 at 1:00 p.m., local time, at the Company's headquarters, 2770 San Tomas Expressway, Santa Clara, California 95051, for the following purposes:

     1. To elect directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are Daniel J. Warmenhoven, Donald T. Valentine, Carol A. Bartz, Larry R. Carter, Michael R. Hallman and Robert T. Wall.

     2. To ratify the appointment of Deloitte and Touche LLP as independent accountants of the Company for the fiscal year ending April 30, 1998.

     3. To approve a series of amendments to the Company's 1995 Stock Incentive Plan, including a 1,600,000 share increase in the maximum number of shares of Common Stock authorized for issuance under the plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Only shareholders of record at the close of business on July 28, 1997 are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

     All shareholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DANIEL J. WARMENHOVEN
                                          President and Chief Executive Officer
Santa Clara, California
August 11, 1997

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                PROXY STATEMENT

                   FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                            NETWORK APPLIANCE, INC.
                         TO BE HELD SEPTEMBER 25, 1997

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Network Appliance, Inc., a California corporation (the "Company" or "Network Appliance"), of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on September 25, 1997, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record on July 28, 1997 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 1:00 p.m., local time, at the Company's headquarters, 2770 San Tomas Expressway, Santa Clara, California 95051.

     It is anticipated that this Proxy Statement and the enclosed proxy card will be first mailed to shareholders on or about August 11, 1997.

VOTING RIGHTS

     The close of business on July 28, 1997 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the record date, the Company had approximately 16,724,980 shares of its Common Stock outstanding and entitled to vote at the Annual Meeting, held by approximately 373 shareholders. Holders of Common Stock are entitled to one vote for each share of Common Stock so held. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

     If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. The enclosed proxy is solicited by the Company's Board of Directors (the "Board of Directors" or the "Board") and when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1, 2 and 3 and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting.

     The six director nominees receiving the highest number of affirmative votes will be elected. Votes against a nominee, abstentions and broker non-votes shall have no effect. Approval of Proposals 2 and 3 requires (i) the affirmative vote of a majority of those shares present and voting and (ii) the affirmative vote of the majority of the required quorum. Thus, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, through a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of the election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

REVOCABILITY OF PROXIES

     Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     The Company will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company may retain a proxy solicitor to assist in the solicitations of proxies, for which the Company would expect to pay an estimated fee of $8,500 plus reimbursement of expenses. Except as described above, the Company does not intend to solicit proxies other than by mail.

     THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED APRIL 25, 1997 HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     At the Annual Meeting, six directors (constituting the entire board) are to be elected to serve until the next Annual Meeting of Shareholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. It is intended that the proxies will be voted for the six nominees named below for election to the Company's Board of Directors unless authority to vote for any such nominee is withheld. There are six nominees, each of whom is currently a director of the Company. With the exception of Larry R. Carter, all of the current directors were elected to the Board by the shareholders at the last Annual Meeting. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The six candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than six nominees.

NOMINEES

     The directors of the Company, and their ages as of May 31, 1997, are as follows:

                   NAME                  AGE                          POSITION
    ----------------------------------  -----     ------------------------------------------------
    Daniel J. Warmenhoven.............    46      President, Chief Executive Officer and Director
    Donald T. Valentine...............    64      Chairman of the Board, Director
    Carol A. Bartz(1).................    48      Director
    Larry R. Carter(2)................    54      Director
    Michael R. Hallman(2).............    51      Director
    Robert. T. Wall(1)................    51      Director

---------------

(1) Member of Compensation Committee.

(2) Member of Audit Committee.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS

     DANIEL J. WARMENHOVEN joined the Company in October 1994 as President and Chief Executive Officer, and has been a member of the Board of Directors since October 1994. Prior to joining the Company,

Mr. Warmenhoven served in various capacities, including President, Chief Executive Officer and Chairman of the Board of Directors of Network Equipment Technologies, Inc., a telecommunications company, from November 1989 to January 1994. Mr. Warmenhoven holds a B.S. degree in electrical engineering from Princeton University.

     DONALD T. VALENTINE has been a director of the Company and Chairman of the Board of Directors since September 1994. Mr. Valentine has been a general partner of Sequoia Capital, a venture capital firm, since 1972. He is also Chairman of the Board of C-Cube Microsystems Inc., a semiconductor video compression company, and Elantec Semiconductor, Inc., an analog integrated circuit company, and Vice Chairman of Cisco Systems, Inc.

     CAROL A. BARTZ has been a member of the Board of Directors since September 1995. From April 1992 through September 1996, Ms. Bartz served as Chairman of the Board, President and Chief Executive Officer of Autodesk, Inc., and presently serves as Chairman of the Board and Chief Executive Officer of Autodesk, Inc., a PC software company and supplier of design software. Prior to that, Ms. Bartz was with Sun Microsystems from September 1983 to April 1992, most recently as Vice President of Worldwide Field Operations. In addition, Ms. Bartz currently serves on the Board of Directors of Airtouch Communications, Cadence Design Systems, Inc., Cisco Systems, Inc. and BEA Systems, Inc. Ms. Bartz received a B.A. degree in computer science from the University of Wisconsin.

     LARRY R. CARTER has been a member of the Board of Directors since April 1997. Since January 1995, Mr. Carter has been Vice President, Finance and Administration, Chief Financial Officer and Secretary of Cisco Systems, Inc. From July 1992 to January 1995, he was Vice President and Corporate Controller for Advanced Micro Devices. Prior to that, he was with V.L.S.I. Technology, Inc. for four years where he held the position of Vice President, Finance and Chief Financial Officer. Mr. Carter received a B.S. degree in Business Administration and Accounting from Arizona State University.

     MICHAEL R. HALLMAN has been a member of the Board of Directors since August 1994. Mr. Hallman is the President of The Hallman Group, a management consulting firm, which he founded in June 1992. Prior to that, he served as President and Chief Operating Officer of Microsoft Corporation, a microcomputer software company, from March 1990 to March 1992. He presently serves on the Board of Directors of Amdahl Corporation, a manufacturer of mainframe computers and peripherals, InFocus Systems, a computer peripherals company, Intuit, a microcomputer software company, Keytronics Corporation, an input device company, and Timeline, a developer of financial reporting software. Mr. Hallman holds B.B.A. and M.B.A. degrees from the University of Michigan.

     ROBERT T. WALL has been a member of the Board of Directors since January 1993. Since June 1997, he has been Chief Executive Officer and a member of the Board of Directors of Clarity Wireless, Inc., a development-stage wireless datacommunications company. Mr. Wall has also been the Chairman of the Board, President and Chief Executive Officer of Theatrix Interactive, Inc., a consumer educational software publisher, since April 1994. In August 1984, he founded On Point Developments, Inc., a venture management company, where he has served as President since its formation. He received an A.B. degree in economics from De Pauw University and an M.B.A. degree from Harvard Business School.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held five (5) meetings during fiscal 1996. All members of the Board of Directors during fiscal 1997 attended more than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors held during such period for which he or she was a director. All directors attended all meetings held by all committees of the Board on which such director served. There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee of the Board of Directors held four (4) meetings during fiscal 1997. The Audit Committee is currently comprised of Directors Hallman and Jaggers. Director Jaggers has decided not to stand for re-election and it is anticipated that Director Carter will replace him on the Audit Committee. The

Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors and the accounting practices of the Company.

     The Compensation Committee of the Board of Directors held two (2) meetings during fiscal 1997. The Compensation Committee, which is comprised of Directors Bartz and Wall, establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company.

DIRECTOR COMPENSATION

     Directors of the Company do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors. However, the directors are eligible to receive grants of stock options under the Automatic Option Grant Program in effect under the Company's 1995 Stock Incentive Plan (the "1995 Plan"), under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date.

     Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member will receive an option grant for 24,000 shares of Common Stock on the date he or she joins the Board, provided such individual has not otherwise been in the prior employ of the Company. In addition, at each Annual Shareholders Meeting, each individual who is to continue to serve as a non-employee Board member will receive an option grant to purchase 6,000 shares of Common Stock, provided such individual has served on the Board for at least six (6) months.

     Accordingly, at the 1996 Annual Shareholders Meeting held on October 23, 1996, each of the following individuals re-elected as a non-employee Board member received an option grant for 6,000 shares of Common Stock under the Automatic Option Grant Program with an exercise price of $31.50 per share:
Messrs. Valentine, Hallman, Jaggers and Wall and Ms. Bartz. In addition, Mr. Carter received an option grant for 24,000 shares under the Automatic Option Grant Program with an exercise price of $29.125 per share. The grant was made on April 30, 1997 upon his appointment to the Board.

     Each automatic option will have a term of 10 years, subject to earlier termination following the optionee's cessation of Board service, and will be immediately exercisable for all the option shares. However, any shares purchased upon exercise of the option will be subject to repurchase by the Company, at the option exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The initial 24,000 share grant will vest in a series of four (4) successive equal annual installments over the optionee's period of Board service measured from the grant date. Each annual 6,000 share grant will vest upon the optionee's completion of one term of Board service measured from the grant date and continuing through the day immediately preceding the next Annual Meeting. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

     For further information concerning such automatic option grants, please see "Proposal No. 3 -- Amendment of the 1995 Stock Incentive Plan -- Automatic Option Grant Program" to follow.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ELECTION OF ALL OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.

                                PROPOSAL NO. 2:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company is asking the shareholders to ratify the selection of Deloitte and Touche LLP as the Company's independent public accountants for the fiscal year ending April 30, 1998. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Deloitte and Touche LLP.

     In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its shareholders.

     A representative of Deloitte and Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE AND TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING APRIL 30, 1998.

                                PROPOSAL NO. 3:

                   AMENDMENT OF THE 1995 STOCK INCENTIVE PLAN

     The Company's shareholders are being asked to approve a series of amendments to the Company's 1995 Stock Incentive Plan (the "1995 Plan") which will effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the 1995 Plan from 3,406,262 shares to 5,006,262 shares, (ii) modify the vesting provisions to be in effect for future option grants made to non-employee Board members under the Automatic Option Grant Program in effect under the 1995 Plan, (iii) allow the individuals who administer the 1995 Plan to be included within the group of non-employee Board members eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs in effect under the 1995 Plan, (iv) allow unvested shares issued under the 1995 Plan and subsequently repurchased by the Company at the option exercise or direct issue price paid per share to be reissued under the 1995 Plan, (v) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator, (vi) eliminate the stock appreciation right provisions and loan features of the 1995 Plan and (vii) effect a series of additional changes to the provisions of the 1995 Plan (including the shareholder approval requirements and the transferability of non-statutory stock options) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, which exempts certain officer and director transactions under the 1995 Plan from the short-swing liability provisions of the federal securities laws.

     The proposed share increase will assure that a sufficient reserve of Common Stock is available under the 1995 Plan to attract and retain the services of key individuals essential to the Company's long-term growth and success. The stock appreciation right provisions and loan features of the 1995 Plan have never been utilized and are being eliminated in order to simplify plan administration. The remaining amendments will provide the Company with more opportunities to make equity incentives available to non-employee Board members as an inducement for their continued service and to facilitate plan administration by eliminating a number of restrictions previously incorporated into the 1995 Plan to comply with the applicable requirements of SEC Rule 16b-3 prior to its recent amendment.

     The 1995 Plan is a successor to the Company's 1993 Stock Option/Stock Issuance Plan (the "Predecessor Plan"). The 1995 Plan became effective on November 20, 1995 (the "Effective Date") in connection with initial public offering of the Company's Common Stock. On July 17, 1997, the Board adopted the amendments to the 1995 Plan that are the subject of this Proposal.

     The following is a summary of the principal features of the 1995 Plan, as most recently amended. However, the summary does not purport to be a complete description of all the provisions of the 1995 Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal offices in Santa Clara, California.

  Equity Incentive Programs

     The 1995 Plan is divided into four separate components: (i) the Discretionary Option Grant Program under which individuals in the Company's service may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price per share not less than the fair market value on the grant date, (ii) the Stock Issuance Program under which such individuals may, in the Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price per share not less than the fair market value at the time of issuance or as a fully-paid bonus for services rendered the Company or the attainment of designated performance goals, (iii) the Salary Investment Option Grant Program under which the Company's executive officers and other highly-compensated employees may elect to have a portion of their base salary applied each year to the acquisition of special below-market option grants, and (iv) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date.

     Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant and the Salary Investment Option Grant Programs will be non-statutory options.

  Administration

     The 1995 Plan (other than the Automatic Option Grant Program) is administered by the Compensation Committee of the Board. The Compensation Committee acting in such administrative capacity (the "Plan Administrator") has complete discretion (subject to the provisions of the 1995 Plan) to authorize option grants and direct stock issuances under the 1995 Plan. Pursuant to provisions in the 1995 Plan, the Board may appoint a secondary committee of one or more Board members, including employee directors, to authorize option grants and direct stock issuances to eligible persons other than executive officers and Board members subject to the short-swing liability provisions of the federal securities laws. All grants under the Automatic Option Grant Program are to be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made under such program. Shareholder approval of this Proposal will also constitute pre-approval of each option that is granted on or after the date of the 1997 Annual Meeting pursuant to the provisions of the Automatic Option Grant Program and the subsequent exercise of each such option in accordance with those provisions.

  Share Reserve

     A total of 5,006,262 shares of Common Stock have been authorized for issuance under the 1995 Plan, assuming shareholder approval of the 1,600,000 share increase that forms part of this Proposal. In no event may any one participant in the 1995 Plan be granted stock options and direct stock issuances for more than 500,000 shares in the aggregate per calendar year under the 1995 Plan.

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 1995 Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options and direct stock issuances per calendar year, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member, and (iv) the number and class of securities and the exercise price per share in effect under each outstanding option in order to prevent dilution or enlargement of benefits thereunder.

     Should an option expire or terminate for any reason prior to exercise in full or be canceled in accordance with the provisions of the 1995 Plan, the shares subject to the portion of the option not so exercised or canceled will be available for subsequent issuance under the 1995 Plan. Unvested shares issued under the 1995 Plan and subsequently repurchased by the Company at the original option exercise or direct issue price paid per share will also be added back to the share reserve and, accordingly, will be available for subsequent issuance under the 1995 Plan.

  Eligibility

     Employees of the Company or any parent or subsidiary corporation, non-employee members of the Board or the board of directors of any parent or subsidiary corporation, and consultants and other independent advisors in the service of the Company or its parent or subsidiary corporations will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board are also eligible to participate in the Automatic Option Grant Program. Only the Company's officers and other highly-compensated employees are eligible to participate in the Salary Investment Option Grant Program.

     As of May 31, 1997, six (6) executive officers, six (6) non-employee Board members and approximately two-hundred and sixty-three (263) other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The six (6) non-employee Board members were also eligible to participate in the Automatic Option Grant Program, and twenty-four (24) officers and other highly-compensated employees were eligible to participate in the Salary Investment Option Grant Program.

  Valuation

     The fair market value per share of Common Stock on any relevant date under the 1995 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On May 31, 1997, the closing selling price per share was $40.562.

DISCRETIONARY OPTION GRANT PROGRAM

     Options granted under the Discretionary Option Grant Program will have an exercise price per share not less than the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten (10) years. The options will generally become exercisable in a series of installments over the optionee's period of service with the Company.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The shares of Common Stock acquired upon the exercise of one or more options may be unvested and subject to repurchase by the Company, at the original exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The Plan Administrator will have complete discretion to establish the vesting schedule to be in effect for any such unvested shares and, in certain circumstances, may cancel the Company's outstanding repurchase rights with respect to those shares and thereby accelerate the vesting of those shares.

     The Plan Administrator will also have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program (including outstanding options under the Predecessor Plan) and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant. To date the Company has neither canceled outstanding options or issued replacement options.

STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than the fair market value on the issuance date. Shares may also be issued solely as a bonus for past services or upon the attainment of specified performance goals.

     Share awards under the Stock Issuance Program may be made in the form of direct stock issuances immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of designated performance goals or in the form of share rights which entitle the recipient to receive a specified number of shares upon the attainment of one or more pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting or issuance of any and all unvested shares or share awards outstanding under the 1995 Plan.

SALARY INVESTMENT OPTION GRANT PROGRAM

     The Plan Administrator has complete discretion to select the individuals who are to participate in the Salary Investment Option Grant Program each calendar year. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Plan Administrator an irrevocable authorization for the Company to reduce his or her base salary for the upcoming calendar year by an amount not less than $15,000 and not more than $75,000. Each selected individual who properly files a salary reduction authorization will automatically be granted an option under the Salary Investment Option Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

     Each option will be subject to substantially the same terms and conditions applicable to option grants made under the Discretionary Grant Program, except for the following differences:

     - The exercise price per share will be equal to one-third of the fair market value per share of stock on the grant date.

     - The number of option shares will be determined by dividing the total dollar amount of the approved reduction in the participant's base salary by two-thirds of the fair market value per share of stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will equal the dollar amount of the reduction to the optionee's base salary to be in effect for the calendar year for which the grant is made.

     - The option will become exercisable in a series of twelve (12) successive equal monthly installments upon the optionee's completion of each calendar month of service in the calendar year for which the salary reduction is in effect.

     - Should the optionee cease service for any reason while holding one or more options granted under the Salary Investment Option Grant Program, then each such option shall remain exercisable for any or all of the shares for which the option is exercisable at the time of such cessation of service until the expiration of the ten (10) year option term.

AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, each non-employee Board member will, on the date of his or her initial election or appointment to the Board, automatically be granted a non-statutory option to purchase 24,000 shares of Common Stock, provided such individual has not previously been in the employ of the Company (or any parent or subsidiary). In addition, on the date of each Annual Meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted a non-statutory option to purchase 6,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 6,000 share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the Company's employ will be eligible to receive those annual grants.

     Each option granted under the Automatic Option Grant Program will have an exercise price per share equal to one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date and a maximum term of ten (10) years measured from such grant date, subject to earlier termination at the end of the twelve (12) month period measured from the date of the optionee's cessation of Board service.

Each such option will be immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 24,000 share automatic option grant will vest in a series of four (4) successive equal annual installments upon the optionee's completion of each year of Board service over the four (4) year period measured from the grant date. The shares subject to each annual 6,000 share grant made after July 17, 1997 will vest upon the optionee's continuation in Board service through the day immediately preceding the next Annual Shareholders Meeting following the option grant date. For shares subject to annual option grants made under the Automatic Option Grant Program prior to July 17, 1997, vesting is to occur upon the optionee's completion of one full year of Board service measured from the grant date.

     The shares subject to each automatic option grant will immediately vest in full upon (i) the optionee's death or permanent disability while a Board member,
(ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than fifty percent (50%) of the Company's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more proxy contested elections for Board membership.

GENERAL PROVISIONS

  Acceleration

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed in connection with such acquisition may, in the Plan Administrator's discretion, be subject to immediate acceleration, and any unvested shares which do not vest at the time of such acquisition may be subject to full and immediate vesting, in the event the individual's service with the successor entity is subsequently terminated within a specified period (not to exceed twelve (12) months) following the acquisition. In connection with a change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or a change in the majority of the Board by one or more contested elections for Board membership), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Option Grant Program and the automatic vesting of all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs, with such acceleration or vesting to occur upon the termination of the individual's service within a designated period (not to exceed twelve (12) months) after the change in control. Each option outstanding under the Salary Investment Option Grant Program will automatically accelerate in full upon an acquisition or other change in control of the Company.

     The acceleration of vesting upon a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

  Option Transferability

     Options are generally not assignable or transferable other than by will or the laws of inheritance and may only be exercised by the optionee during his or her lifetime. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's family or to a trust established exclusively for family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

  Special Tax Election

     The Plan Administrator may provide one or more holders of options or unvested shares (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

  Stock Awards

     The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1995 Plan between the Plan Effective Date and May 31, 1997, together with the weighted average exercise price payable per share. The Company has not made any direct stock issuances to date under the 1995 Plan.

                                                              OPTIONS GRANTED       WEIGHTED AVERAGE
                           NAME                              (NUMBER OF SHARES)      EXERCISE PRICE
-----------------------------------------------------------  ------------------     ----------------
Daniel J. Warmenhoven......................................          80,000              $29.13
Thomas F. Mendoza..........................................          22,500              $31.12
M. Helen Bradley...........................................          20,000              $31.12
Charles E. Simmons.........................................         100,000              $22.69
Michael E. Paul............................................              --                  --
All executive officers as a group (Six persons)............         422,500              $31.59
Donald T. Valentine........................................           6,000              $31.50
Carol A. Bartz.............................................           6,000              $31.50
Larry R. Carter............................................          24,000              $29.13
Michael R. Hallman.........................................           6,000              $31.50
Robert T. Wall.............................................           6,000              $31.50
All directors who are not officers (Six persons)...........          54,000              $30.44
All employees, including current officers who are not
  executive officers, as a group...........................       1,636,028              $10.70

     As of May 31, 1997, options covering 2,813,691 shares of Common Stock were outstanding under the 1995 Plan, 1,870,626 shares remained available for future option grant and direct stock issuance, assuming shareholder approval of the 1,600,000 share increase which forms part of this Proposal, and 321,945 shares have been issued under the 1995 Plan in connection with option exercises.

     The Company also maintains the Special Non-Officer Stock Option Plan (the "Special Plan") under which 400,000 shares of Common Stock have been reserved for issuance to employees of the Company (or any parent or subsidiary corporation) who are not officers or Board members. As of May 31, 1997, options covering 98,700 shares of Common Stock were outstanding under the Special Plan, but no shares had been issued.

  Amendment and Termination

     The Board may amend or modify the 1995 Plan in any or all respects whatsoever, subject to any shareholder approval required under applicable law or regulation. The Board may terminate the 1995 Plan at any time, and the 1995 Plan will in all events terminate on August 31, 2005.

FEDERAL INCOME TAX CONSEQUENCES

  Option Grants

     Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two (2) holding periods is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

  Direct Stock Issuance

     The tax principles applicable to direct stock issuances under the 1995 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

  Deductibility of Executive Compensation

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

ACCOUNTING TREATMENT

     Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant will not result in any charge to the Company's earnings, but the Company must disclose in the notes to the Company's financial statements the fair value of options granted under the 1995 Plan and the pro forma impact on the Company's annual net income and earnings per share as though the computed fair value of such options had been treated as compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

NEW PLAN BENEFITS

     As of May 31, 1997, no options have been granted to date on the basis of the 1,600,000 share increase to the 1995 Plan which forms part of this Proposal.

SHAREHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and voting at the Annual Meeting, together with the affirmative vote of the majority of the required quorum, is required for approval of the amendments to the 1995 Plan. Should such shareholder approval not be obtained, then any options granted on the basis of the 1,600,000 share increase which forms part of this Proposal will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of such share increase. In addition, no change will be made to the vesting provisions in effect for future option grants under the Automatic Option Grant Program, and the non-employee Board members serving as Plan Administrator will not become eligible to participate in the Discretionary Option Grant or Stock Issuance Programs. Finally, unvested shares repurchased by the Company at the option exercise or direct issue price paid per share will not be added back to the share reserve for reissuance. The 1995 Plan will, however, continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 1995 Plan in effect prior to the amendments summarized in this Proposal, until the available reserve of Common Stock as last approved by the shareholders has been issued.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENTS TO THE 1995 PLAN.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 31, 1997 by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's directors and Named Officers and (iii) all current executive officers and directors as a group.

                                                                                  SHARES
                                                                           BENEFICIALLY OWNED(1)
             5% SHAREHOLDERS, NAMED OFFICERS, DIRECTORS AND                ---------------------
               EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP                  NUMBER       PERCENT
-------------------------------------------------------------------------  ---------     -------
Pilgrim Baxter & Associates Ltd..........................................  1,581,000       9.5%
  1255 Drummers Lane, Suite 300
  Wayne, PA 19087
Nicholas Applegate Capital...............................................  1,254,800       7.5%
  600 W. Broadway, 32nd Floor
  San Diego, CA 92101
Daniel J. Warmenhoven(2).................................................    522,000       3.1%
Thomas F. Mendoza(3).....................................................    177,250       1.1%
M. Helen Bradley(4)......................................................    103,047          *
Michael E. Paul..........................................................     68,191          *
Charles E. Simmons(5)....................................................     26,503          *
Donald T. Valentine(6)...................................................    703,370       4.2%
Robert T. Wall(7)........................................................    157,757          *
Michael R. Hallman(8)....................................................    109,478          *
Carol A. Bartz(9)........................................................     87,423          *
Kurt R. Jaggers(10)......................................................     38,315          *
All directors and executive officers as a group (12 persons).............  1,993,334      12.0%

---------------

  *  Less than 1%

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

 (2) Includes 419,750 shares held by Daniel J. Warmenhoven & Charmaine A. Warmenhoven, trustees to The Warmenhoven 1987 Revocable Trust UTA dated 12/16/87, as amended, of which Mr. Warmenhoven is a trustee and shares voting and investment powers. Excludes 4,825 shares held by Charmaine A. Warmenhoven, Mr. Warmenhoven's spouse, as separate property. Also excludes 150,000 shares held by Richard A. Andre, trustee to The Warmenhoven 1995 Children's Trust, under trust agreement dated 5/1/95, and 7,350 shares held by Richard A. Andre, trustee to the Daniel J. Warmenhoven 1991 Children's Trust, as Mr. Warmenhoven disclaims beneficial ownership over the shares held by such trusts. Includes 100,000 shares of Common Stock issuable upon exercise of stock options granted under the 1993 Plan which are currently exercisable or which will become exercisable within 60 days after May 31, 1997.

 (3) Does not include 18,250 shares held by Mr. Mendoza's spouse.

 (4) Does not include 522 shares held by Ms. Bradley's spouse. Includes 100,000 shares of Common Stock issuable upon exercise of options granted under the 1993 Plan which are currently exercisable or which will become exercisable within 60 days after May 31, 1997.

 (5) Includes 26,250 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan which are currently exercisable or which will become exercisable within 60 days after May 31, 1997.

 (6) Includes 623,658 shares held by Sequoia Capital Growth Fund, 47,914 shares held Sequoia Technology Partners III, 5,504 shares held by Sequoia Technology Partners VI, 4,404 shares held by Sequoia XXIV and 15,890 shares held in trust by Donald T. Valentine, trustee to the Donald T. Valentine Family Trust dated 4/29/67. With exception to the shares held by the Donald T. Valentine Family Trust, Mr. Valentine, who is the Chairman of the Company's Board of Directors, disclaims beneficial ownership of the shares. Mr. Valentine is an affiliate of the Sequoia entities and may be deemed to share voting and investment power with respect to such shares. Holdings for Mr. Valentine include 6,000 shares of Common Stock issuable upon exercise of a currently exercisable stock option granted under the 1995 Plan.

 (7) Includes 40,000 shares of Common Stock issuable upon exercise of a currently exercisable option granted under the 1993 Plan and 6,000 shares of Common Stock issuable upon exercise of a currently exercisable option granted under the 1995 Plan. In addition, includes 500 shares held as custodian for Jennifer C. Wall, 500 shares held as custodian for Kristen E. Wall and 1,000 shares held by the Robert T. Wall trust under the will of Katherine F. Wall for the benefit of Jennifer C. Wall and Kristen E. Wall.

 (8) Includes 50,000 shares of Common Stock issuable upon exercise of options granted under the 1993 Plan and 6,000 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan which are currently exercisable or which will become exercisable within 60 days after May 31, 1997.

 (9) Includes 30,000 shares of Common Stock issuable upon exercise of options granted under the 1993 Plan and 6,000 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan which are currently exercisable or which will become exercisable within 60 days after May 31, 1997. In addition, includes 51,423 shares held by the Carol Ann Bartz Trust UAD 10/14/87.

(10) Includes 30,000 shares of Common Stock issuable upon exercise of options granted under the 1993 Plan and 6,000 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan which are currently exercisable or which will become exercisable within 60 days after May 31, 1997.

SECTION 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended April 25, 1997, its officers, directors and holders of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements, except that a late annual statement reporting the number of SEC Rule 16(b)-3 exempt transactions noted was filed by each of Messrs. Hallman (1), Jaggers (1), Wall (1), Valentine (1), Warmenhoven
(1), Mendoza (5), Paul (1), Simmons (2) and Ms. Bartz (1), two late statements reporting three exempt transactions were filed by Ms. Bradley, and initial reports timely filed by each of Messrs. Allen and Mendoza were amended to include an inadvertently omitted employee option holding.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers for the 1997 fiscal year for services rendered in all capacities to the Company and its subsidiaries for the 1997, 1996 and 1995 fiscal years. The listed individuals shall be hereinafter referred to as the "Named Officers."

     No other executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for the 1997 fiscal year has resigned or terminated employment during that fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARD
                                                                       ------------
                                           ANNUAL COMPENSATION          SECURITIES
                                       ---------------------------      UNDERLYING         ALL OTHER
     NAME AND PRINCIPAL POSITION       YEARS    SALARY     BONUS        OPTIONS(#)      COMPENSATION(2)
-------------------------------------  -----   --------   --------     ------------     ---------------
Daniel J. Warmenhoven................   1997   $223,077   $150,075             --           $ 1,385
  President and Chief                   1996    190,615    147,000        100,000(1)          1,306
  Executive Officer                     1995     96,230         --        700,000(1)             --
Thomas F. Mendoza....................   1997    124,616    335,985         22,500               700
  Vice President,                       1996    120,000    186,539             --               391
  Worldwide Sales                       1995    117,694     60,077        200,000(1)             --
M. Helen Bradley(3)..................   1997    159,231     75,000         20,000               551
  Vice President,                       1996     86,538     55,000(4)     100,000(1)            353
  Engineering                           1995         --         --             --                --
Charles E. Simmons(5)................   1997    152,000     72,000        100,000               893
  Vice President,                       1996         --         --             --                --
  Marketing                             1995         --         --             --                --
Michael E. Paul......................   1997    120,000     66,060             --             6,815(6)
  Vice President,....................   1996    120,000     43,179             --             1,383
  International Sales                   1995     90,923     26,191        125,000(1)             --

---------------

(1) The options listed in the table were granted under the Company's 1993 Stock Option/Stock Issuance Plan. The options were incorporated into the Company's 1995 Stock Incentive Plan at the time of the Company's initial public offering, but will continue to be governed by their existing terms.

(2) Except as noted in item (6), represents the cost of term life insurance.

(3) Ms. Bradley joined the Company in September of 1995.

(4) Includes a $10,000 signing bonus.

(5) Mr. Simmons joined the Company in May of 1996.

(6) Includes $5,496 expatriate housing allowance.

STOCK OPTIONS

     The following table contains information concerning the stock option grants made to each of the Named Officers for the 1997 fiscal year. No stock appreciation rights were granted to those individuals during such year.

                                                       INDIVIDUAL GRANT
                                           ----------------------------------------    POTENTIAL REALIZABLE
                                            PERCENT OF                                VALUE OF ASSUMED ANNUAL
                              NUMBER OF       TOTAL                                       RATES OF STOCK
                              SECURITIES     OPTIONS                                  PRICE APPRECIATION FOR
                              UNDERLYING    GRANTED TO                                    OPTION TERM(1)
                               OPTIONS     EMPLOYEES IN      PRICE       EXPIRATION   -----------------------
            NAME              GRANTED(2)   FISCAL YEAR    ($/SHARE)(3)      DATE          5%          10%
----------------------------  ----------   ------------   ------------   ----------   ----------   ----------
Daniel J. Warmenhoven.......        --           --          $   --             --    $       --   $       --
Thomas F. Mendoza...........    22,500         1.3%           31.12        3/31/07       440,352    1,115,938
M. Helen Bradley............    20,000         1.2%           31.12        3/31/07       391,424      991,945
Charles E. Simmons..........    90,000         5.4%           21.75        7/31/06     1,231,061    3,119,751
                                10,000         0.6%           31.12        3/31/07       195,712      495,973
Michael E. Paul.............        --           --              --             --            --           --

---------------

(1) There is no assurance provided to the option holder or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation.

(2) The options were granted under the Company's 1995 Stock Option/Stock Issuance Plan on the following dates: Mr. Simmons (90,000 shares) on August 1, 1996; Mr. Mendoza, Ms. Bradley and Mr. Simmons (10,000 shares) on April 1, 1997. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company. The options will vest as to twenty-five percent (25%) of the shares upon the optionee's completion of one year of service measured from the applicable grant date and with respect to the balance of the shares in a series of equal monthly installments over the thirty-six
    (36) months of service thereafter.

(3) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information concerning option exercises and option holdings for the 1997 fiscal year by each of the Named Officers. No stock appreciation rights were exercised during such year or were outstanding at the end of the year.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                              NUMBER OF                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                               SHARES                         OPTIONS AT FY-END               AT FY-END(2)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME               EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Daniel J. Warmenhoven......      --           $  --        100,000(3)          --      $ 2,040,000           --
Thomas F. Mendoza..........      --              --             --         22,500               --           --
M. Helen Bradley...........      --              --        100,000(3)      20,000        2,130,000           --
Charles E. Simmons.........      --              --             --        100,000               --      607,500
Michael E. Paul............      --              --             --             --               --           --

---------------

(1) Based on the fair market value of the purchased option shares at the time of exercise less the option exercise price paid for those shares.

(2) Based on the fair market value of the shares at the end of the 1997 fiscal year ($28.50 per share) less the option exercise price payable for those shares.

(3) The options are fully exercisable as of the fiscal year end, but any shares purchased thereunder will be subject to repurchase by the Company at the original option exercise price paid per share should the optionee leave the Company prior to vesting in the shares. As of April 25, 1997, Mr. Warmenhoven is vested in 14,165 shares and Ms. Bradley is vested in 39,583 shares.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is currently comprised of two non-employee directors, Carol A. Bartz and Robert T. Wall, and was formed in November of 1995, in anticipation of the initial public offering of the Company's Common Stock.

     For the 1997 fiscal year, all compensation decisions with respect to base salaries and bonuses for the Company's executive officers were made by the Compensation Committee. The Committee made its decisions primarily on the basis of the Committee's understanding of the compensation practices of similarly-sized companies in the industry and fixed the compensation package of each executive officer at a level which was competitive with those practices.

     The Committee administers the Company's compensation policies and programs and has primary responsibility for executive compensation matters, including the establishment of the base salaries of the Company's executive officers, the approval of individual bonuses and bonus programs for executive officers and the administration of certain employee benefit programs. In addition, the Committee has exclusive responsibility for administering the Company's 1995 Stock Incentive Plan, under which stock option grants and direct stock issuances may be made to executive officers and other employees. The following is a summary of policies which the Committee applies in setting the compensation levels for the Company's executive officers.

     GENERAL COMPENSATION POLICY. The overall policy of the Committee is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer's compensation contingent upon the Company's financial success as well as upon such executive officer's own level of performance. Each executive officer's compensation package is comprised of three elements: (i) base salary, which will be determined on the basis of the individual's position and responsibilities with the Company, the level of his or her performance and competitive salary levels, (ii) incentive performance awards payable in cash and based upon a formula which takes into account Company and individual performance and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's shareholders. Generally, as an executive officer's level of responsibility increases, a greater portion of that individual's total compensation will be dependent upon the Company's performance and stock price appreciation rather than base salary.

     FACTORS. The primary factors taken into consideration in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. However, the Committee may, in its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     BASE SALARY. In setting the base salary for each executive officer, the Committee reviews published compensation survey data for its industry. The base salary for each officer is designed to be competitive with the salary levels for comparable positions in the published surveys as well as to reflect the individual's personal performance and internal alignment considerations. The relative weight given to each factor will vary with each individual in the sole discretion of the Committee. For the 1997 fiscal year, the base salary of the Company's executive officers ranged from the fiftieth percentile to the seventy-fifth percentile of the base salary levels in effect for comparable positions in the surveyed compensation data.

     INCENTIVE COMPENSATION. For the 1997 fiscal year, an incentive compensation program was established pursuant to which each executive officer earned a bonus on the basis of the Company's achievement of certain operating income objectives and his or her individual performance. The bonus amount was tied to a percentage of each executive officer's base salary on the basis of the Company's actual financial performance in comparison to the Company's business plan as measured in terms of operating income, with additional consideration given to the attainment of individual goals. No bonus would have been paid if the Company's actual operating income had been less than 80% of the plan. The Company's financial performance exceeded the plan and, accordingly, the executive officers were awarded the bonuses indicated for them in the Summary Compensation Table which appears earlier in this Proxy Statement.

     LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. From time to time, the Committee will make option grants to the Company's executive officers under the 1995 Plan. The grants will be designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant will allow the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten (10) years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company's employ. The size of the option grant to each executive officer will be designed to create a meaningful opportunity for stock ownership and will be based upon the executive officer's current position with the Company, internal comparability with option grants made to other Company executives, the executive officer's current level of performance and the executive officer's potential for future responsibility and promotion over the option term. The Committee will also take into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

     CEO COMPENSATION. The compensation payable to Mr. Warmenhoven, the Company's Chief Executive Officer during fiscal year 1997, was determined by the Compensation Committee. His base salary was set at a level which the Committee felt would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry and was at approximately the fiftieth percentile of the published surveys. Based upon the Committee's evaluation of the Company's achievement of certain performance goals tied to operating income and Mr. Warmenhoven's individual performance, the Committee awarded Mr. Warmenhoven a bonus of $150,075 for the 1997 fiscal year.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer, and it is not expected the compensation to be paid to the Company's executive officers for the 1998 fiscal year will exceed that limit. In addition, the Company's 1995 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1995 Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                               Submitted by the Compensation Committee of the
                            Board of Directors:

                               Carol A. Bartz, Board and Compensation Committee
                            Member

                               Robert T. Wall, Board and Compensation Committee
                            Member

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors is comprised of Ms. Bartz and Mr. Wall. Neither of these individuals was at any time during the 1997 fiscal year, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                        AND CHANGE-IN-CONTROL AGREEMENTS

     The Company does not presently have any employment contracts in effect with the Chief Executive Officer or any of the other executive officers named in the Summary Compensation Table.

     The options granted in the last fiscal year to Jeffry R. Allen, Chief Financial Officer and Vice President of Finance and Operations, under the 1995 Plan will immediately vest in full in the event of his termination in connection with an acquisition of the Company by merger or asset sale. In addition, each outstanding option held by the Chief Executive Officer, the other executive officers and employees of the Company under the 1995 Plan will automatically accelerate in full and all unvested shares of Common Stock held by such individuals under either the Predecessor Plan or the 1995 Plan will immediately vest in full upon an acquisition of the Company by merger or asset sale, except to the extent such options are to be assumed by, and the Company's repurchase rights with respect to these shares are to be assigned to, the successor corporation. In addition, the Compensation Committee as Plan Administrator of the 1995 Plan will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer or any other executive officer and the shares of Common Stock subject to direct issuances held by such individual, in connection with the termination of the officer's employment following (i) a merger or asset sale in which these options are assumed and the Company's repurchase rights with respect to unvested shares are assigned, or (ii) certain other changes in control or ownership of the Company.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock of the Company with that of the Nasdaq Stock Market US Index, a broad market index published by the National Association of Securities Dealers, Inc., and the Hambrecht & Quist Technology Index compiled by Hambrecht & Quist LLC. The comparison for each of the periods assumes that $100 was invested on November 21, 1995 (the date of the Company's initial public offering) in the Company's Common Stock, the stocks included in the Nasdaq Stock Market US Index and the stocks included in the Hambrecht & Quist Technology Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

        Measurement Period                Network          Nasdaq Stock      Hambrecht & Quist
      (Fiscal Year Covered)           Appliance, Inc.      Market (U.S.)        Technology
11/21/95                                           100                 100                 100
1/96                                               226                 103                 100
4/96                                               237                 117                 114
7/96                                               178                 106                  97
10/96                                              259                 119                 113
1/97                                               380                 136                 136
4/97                                               216                 123                 121

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding performance graph shall not be incorporated by reference into any such filings; nor shall such Report or graph be incorporated by reference into any future filings.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at the Company's Annual Meeting of Shareholders to be held in 1998 must be received by April 10, 1998 in order to be included in the Proxy Statement and proxy relating to that meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DANIEL J. WARMENHOVEN
                                          President and Chief Executive Officer

August 11, 1997

PROXY                                                                     PROXY


                            NETWORK APPLIANCE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        Daniel J. Warmenhoven and Jeffry R. Allen or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Network Appliance, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders on September 25, 1997, and at any adjournments or postponements thereof as follows:

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.

               (Continued and to be signed on the reverse side.)

1.  ELECTION OF DIRECTORS:                  For  Withhold  For All   3.  Approve a series of amendments to     For  Against  Abstain
    Nominees: Daniel J. Warmenhoven,        All     All     Except       the Company's 1995 Stock Incentive    [ ]    [ ]      [ ]
    Donald T. Valer??ne, Carol A. Barz,     [ ]     [ ]      [ ]         Plan, including a 1,600,000 share
    Larry R. Cemer, Michael R. Hallman                                   increase in the maximum number of
    and Robert T. Wall                                                   shares of common stock authorized
                                                                         for issuance under the plan.
    (INSTRUCTION: To withhold authority     For   Against  Abstain
    to vote for any individual nominee,     [ ]     [ ]      [ ]     4.  Transaction of any other business
    write such name or names in the space                                which may properly come before the
    provided below.)                                                     meeting and any adjournment or
                                                                         postponement thereof.
    ______________________________________
2.  Proposal to ratify the appointment of                                The Board of Directors recommends a vote FOR each of the
    Deloitte and Touche LLP as independent                               above proposals. This Proxy will be voted as directed,
    accountants of the Company for the                                   or, if no direction is indicated, will be voted FOR each
    fiscal year ending April 30, 1998.                                   of the above proposals and, at the discretion of the
                                                                         persons named as proxies, upon such other matters as may
                                                                         properly come before the meeting. This proxy may be
                                                                         revoked at any time before it is voted.


                                                                                        Dated: _______________________________, 1997


                                                                         Signature ________________________________________________


                                                                         Signature if held jointly ________________________________

                                                                         (Please sign exactly as shown on your stock certificate
                                                                         and on this proxy form. When signing as partner, corporate officer, attorney, exerciser, administrator, trustee,
                                                                         guardian or in any other representative capacity, give
                                                                         full title as such and sign your name as well, if stock is held jointly, each join owner should sign.)

                                                        FOLD AND DETACH HERE


                                                        YOUR VOTE IS IMPORTANT!

                      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                             NETWORK APPLIANCE, INC.
                            1995 STOCK INCENTIVE PLAN

                   (AMENDED AND RESTATED AS OF JULY 17, 1997)

                                   ARTICLE ONE

                               GENERAL PROVISIONS


      I.    PURPOSE OF THE PLAN

            This 1995 Stock Incentive Plan is intended to promote the interests of Network Appliance, Inc., a California corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

            Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

      II.   STRUCTURE OF THE PLAN

            A.    The Plan shall be divided into four separate equity programs:

                  (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                  (ii) the Salary Investment Option Grant Program under which the Corporation's officers and other highly-compensated employees may elect to have a portion of their base salary reduced each year in return for options to purchase shares of Common Stock,

                  (iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

                  (iv) the Automatic Option Grant Program under which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

            B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

      III.  ADMINISTRATION OF THE PLAN

            A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The Primary Committee shall also have the sole and exclusive authority to administer the Salary Investment Option Grant Program and to select the eligible individuals who are to participate in that program for one or more calendar years.

            B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

            C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any stock option or stock issuance thereunder.

            D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

            E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

      IV. ELIGIBILITY

            A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                  (i) Employees,

                  (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                  (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

            B. Only the Corporation's officers and other highly-compensated Employees shall be eligible to participate in the Salary Investment Option Grant Program.

            C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid for such shares. The Primary Committee shall have sole and exclusive authority to select the individuals eligible to participate in the Salary Investment Option Grant Program, but all options granted under such program shall be made solely in accordance with the express terms and conditions of Article Three of the Plan.

            D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

            E. The individuals eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who are re-elected as non-employee Board members at one or more Annual Stockholders Meetings held after the Plan Effective Date, including those individuals serving as non-employee Board members on the Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an initial option grant under the Automatic Option Grant Program on the Plan Effective Date or (if later) at the time he or she first becomes a non-employee Board member, but such individual shall be eligible to receive periodic option grants under the Automatic Option Grant Program upon his or her re-election as a non-employee Board member at one or more Annual Stockholders Meetings.

      V.    STOCK SUBJECT TO THE PLAN

            A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 5,006,262 shares. Such authorized share reserve includes the additional increase of 1,600,000 shares authorized by the Board on July 17, 1997, subject to stockholder approval at the 1997 Annual Meeting.

            B. No one person participating in the Plan may receive options and direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1995 calendar year.

            C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options (including any options incorporated from the Predecessor Plan) expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. In addition, any unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. Should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

            D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances per calendar year, (iii) the number and/or class of securities for which automatic option grants are to be made subsequently per Eligible Director under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


      I.    OPTION TERMS

            Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

            A.    Exercise Price.

                  1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

                  (i) cash or check made payable to the Corporation,

                  (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                  (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

            Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

            C. Effect of Termination of Service.

                  1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                  (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                  (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                  (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                  (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                  2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                  (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the

      Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                  (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

            D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

            E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

            F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, Non-Statutory Options may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

      II.   INCENTIVE OPTIONS

            The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

            A. Eligibility. Incentive Options may only be granted to Employees.

            B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

            C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

            D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

      III.  CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

            B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

            C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

            D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the Plan per calendar year.

            E. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in whole or in part in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest.

            F. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in whole or in part in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest.

            G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option under the Federal tax laws.

            H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      IV.   CANCELLATION AND REGRANT OF OPTIONS

            The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

                                  ARTICLE THREE

                     SALARY INVESTMENT OPTION GRANT PROGRAM

      I.    OPTION GRANTS

            The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Corporation's officers and other highly compensated Employees who are to participate in the Salary Investment Option Grant Program for those calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Primary Committee (or its designate) an irrevocable authorization directing the Corporation to reduce his or her salary for that calendar year. The minimum amount of authorized salary reduction shall not be less than Fifteen Thousand Dollars ($15,000), and the maximum salary reduction amount authorized by any individual shall not exceed Seventy Five Thousand Dollars ($75,000). Each selected individual who files a proper salary reduction authorization shall automatically be granted an option under this Salary Investment Option Grant Program on the first trading day in January of the calendar year for which that salary reduction is to be in effect.

      II.   OPTION TERMS

            Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Primary Committee; provided, however, that each such document shall comply with the terms specified below.

            A. Exercise Price.

                  1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                  X = A / (B x 66-2/3%), where

                  X is the number of option shares,

                  A is the dollar amount by which the Optionee's base salary is to be reduced for the calendar year, and

                  B is the Fair Market Value per share of Common Stock on the option grant date.

            C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

            D. Effect of Termination of Service. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the expiration of the ten (10)-year option term. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the expiration of the ten (10)-year option term. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

      III.  CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. Should any Corporate Transaction be effected while the Optionee remains in Service, then each outstanding option held by such Optionee under the Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the expiration of the ten
(10)-year option term.

            B. Should any Change in Control occur while the Optionee remains in Service, then each outstanding option held by such Optionee under the Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the expiration of the ten (10)-year option term.

            C. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      III.  REMAINING TERMS

            The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM


      I.    STOCK ISSUANCE TERMS

            Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

            A. Purchase Price.

                  1. The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

                  2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                  (i) cash or check made payable to the Corporation, or

                  (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

            B. Vesting/Issuance Provisions.

                  1. The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                  (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                  (ii) the number of installments in which the shares are to vest,

                  (iii) the interval or intervals (if any) which are to lapse between installments, and

                  (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Alternatively, the Plan Administrator may issue share right awards under the Stock Issuance Program which shall entitle the recipient to receive a specified number of shares of Common Stock upon the attainment of one or more performance goals established by the Plan Administrator. Upon the attainment of such performance goals, fully-vested shares of Common Stock shall be issued in satisfaction of those share right awards.

                  2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                  3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                  4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for cash consideration, the Corporation shall repay that consideration to the Participant at the time the shares are surrendered.

                  5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

                  6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

      II.   CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

            B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within twelve (12) months following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

            C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within twelve (12) months following the effective date of any Change in Control.

      III.  SHARE ESCROW/LEGENDS

            Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FIVE

                         AUTOMATIC OPTION GRANT PROGRAM


      I.    OPTION TERMS

            A. GRANT DATES. Option grants shall be made on the dates specified below:

                  1. Each individual who is first elected or appointed as a non-employee Board member on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 24,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

                  2. On the date of each Annual Stockholders Meeting held after the Plan Effective Date, each individual who is to continue to serve as an Eligible Director shall automatically be granted a Non-Statutory Option to purchase 6,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 6,000-share option grants any one Eligible Director may receive over his or her period of Board service.

            B. EXERCISE PRICE.

                  1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

            D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 24,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual 6,000-share grant made on or after July 17, 1997 shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's continuation in Board service through the day immediately preceding the next Annual Stockholders Meeting following the option grant date.

            E. EFFECT OF TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                  (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve
      (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                  (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                  (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                  (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve
      (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

      II.   CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. The shares of Common Stock subject to each outstanding option at the time of a Corporate Transaction but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

            B. The shares of Common Stock subject to each outstanding option at the time of a Change in Control but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term.

            C. All repurchase rights of the Corporation outstanding under the Automatic Option Grant Program at the time of a Corporate Transaction or Change in Control shall automatically terminate at that time, and the shares of Common Stock subject to those terminated rights shall immediately vest.

            D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

            E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      III.  REMAINING TERMS

            The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                   ARTICLE SIX

                                  MISCELLANEOUS


      I.    TAX WITHHOLDING

            A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

            B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                  (i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  (ii) Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

      II.   EFFECTIVE DATE AND TERM OF THE PLAN

            A. The Plan became effective on the Plan Effective Date and serves as the successor to the Predecessor Plan, and no further option grants or direct stock issuances are to be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan as of such date have been incorporated into the Plan and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

            B. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

            C. The Plan shall terminate upon the earliest of (i) August 31, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares pursuant to option exercises or direct stock issuances under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding stock options and unvested stock issuances shall continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

      III.  AMENDMENT OF THE PLAN

            A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

            B. The Plan was amended and restated by the Board on July 17, 1997 (the "1997 Restatement") to effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan from 3,406,262 shares to 5,006,262 shares, (ii) modify the vesting provisions to be in effect for future option grants made to non-employee Board members under the Automatic Option Grant Program, (iii) render the non-employee Board members who are serving as Plan Administrator eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs, (iv) allow unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise price or direct issue price paid per share to be reissued under the Plan, (v) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator, (vi) eliminate the stock appreciation right provisions and loan features of the Plan and (vii) effect a series of additional changes to the provisions of the Plan (including the stockholder approval requirements and the transferability of Non-Statutory Options) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The 1997 Restatement is subject to stockholder approval at the 1997 Annual Meeting, and no option grants made on the basis of the 1,600,000-share increase shall become exercisable in whole or in part unless and until the 1997 Restatement is approved by the stockholders. Should such stockholder approval not be obtained, then any options granted on the basis of the 1,600,000-share increase shall terminate without ever becoming exercisable for those shares, and no further option grants or direct stock issuances shall be made on the basis of such share increase. In addition, none of the other changes effected by 1997 Restatement shall be implemented, except to the extent the Plan Administrator otherwise deems it advisable to do so. However, in the absence of such stockholder approval, option grants and direct stock issuances may continue to be made pursuant to the provisions of the Plan as in effect immediately prior to the 1997 Restatement. All option grants and direct stock issuances made prior to the 1997 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the 1997 Restatement shall be deemed to modify or in any way affect those outstanding options or issuances. Subject to the foregoing limitations, the Plan Administrator may make option grants and direct stock issuances under the Plan at any time before the date fixed herein for the termination of the Plan.

            C. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

      IV.   REGULATORY APPROVALS

            A. The implementation of the Plan, the granting of any option under the Plan and the issuance of any shares of Common Stock either upon the exercise of any option or under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

            B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

      V.    USE OF PROCEEDS

            Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

      VI.   NO EMPLOYMENT/SERVICE RIGHTS

            Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX


            The   following definitions shall be in effect under the Plan:

      A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

      B. BOARD shall mean the Corporation's Board of Directors.

      C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                  (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

                  (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

      D. CODE shall mean the Internal Revenue Code of 1986, as amended.

      E. COMMON STOCK shall mean the Corporation's common stock.

      F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or


                                      A-1.

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

      G. CORPORATION shall mean Network Appliance, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Network Appliance, Inc. which shall by appropriate action adopt the Plan.

      H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

      I. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

      J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

      L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.


                                      A-2.

      M. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

      N. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                  (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

      O. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

      P. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

      Q. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

      R. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant or Automatic Option Grant Programs.

      S. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                      A-3.

      T. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

      U. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

      V. PLAN shall mean the Corporation's 1995 Stock Incentive Plan, as set forth in this document.

      W. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

      X. PLAN EFFECTIVE DATE shall mean November 20, 1995, the date on which the Underwriting Agreement was executed and the initial public offering price of the Common Stock was established.

      Y. PREDECESSOR PLAN shall mean the Corporation's 1993 Stock Option/Stock Issuance Plan.

      Z. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

      AA. SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the special equity incentive program in effect under the Plan pursuant to which selected individuals may apply a portion of their base salary to the acquisition of below-market option grants.

      AB. SECONDARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

      AC. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.


                                      A-4.

      AD. SERVICE shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

      AE. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

      AF. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

      AG. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

      AH. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      AI. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

      AJ. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

      AK. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters who managed the initial public offering of the Common Stock.


                                      A-5.